IJNT.NET, INC.
                                WARRANT AGREEMENT


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN EXEMPTION THEREFORM IS AVAILABLE.

         This Warrant Agreement (this "Agreement") is entered into as of March 10, 1999 by and between IJNT.net, Inc., a Delaware corporation (the "Company"), and Havkit Corporation, a New York corporation (the "Holder").

                                    RECITALS
                                    --------

         WHEREAS, the Company has agreed to grant to Holder warrants to purchase share of Company Common Stock in exchange and in consideration for advisory, consultative and financial brokerage services.

         NOW, THEREFORE, BE IT RESOLVED, the parties agree hereto as follows:

I.       DESCRIPTION; EXECUTION.
         ----------------------

         A. The Company agrees to issue to the Holder and the Holder agrees to accept the Warrant Certificate evidencing the right to purchase up to Seventy Five Thousand (75,000) shares of the Company's common Stock (the "Warrant Stock") at the Exercise Price (as defined below). The Warrant Certificate shall be substantially in the form annexed hereto as Exhibit A.

         B. This Agreement shall be executed on behalf of the Company by its President. Upon delivery of this Warrant to the Holder, this Agreement shall be binding upon the Company, and the Holder shall be entitled to all the benefits set forth herein.

II.      TERM OF WARRANT.
         ---------------

         The Warrant shall become exercisable at any time after the date hereof, and remain exercisable, subject to the conditions set forth in Section 3 until the close of business on April 1, 2001 (the "Expiration Date").

III.     EXERCISE OF WARRANT.
         -------------------

         A. Subject to (B) below, at any time until the Expiration Date, the Holder shall have the right to purchase from the Company (and the Company shall promptly issue to the Holder) up to Seventy Five Thousand (75,000) fully-paid and nonassessable shares of Company Common Stock at the Exercise Price (as defined below), by surrendering the appropriate Warrant Certificate and the Subscription Form attached hereto to the Company at its executive offices and paying the aggregate Exercise Price for the shares to be purchased, in cash or by check or shares of Company Common Stock.

         B. The Warrant may be exercised in whole or in part but not in increments of less than 5000 shares. In case of a partial exercise, the Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the purchase of the number of shares not purchased upon such partial exercise shall be issued by the Company to the Holder hereof. The Warrants shall be deemed to have been exercised immediately prior to the close of business on the date of their surrender for exercise as provided above, and the person or entity entitled to receive the shares of Common Stock issuable upon the exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Prior to any such exercise, neither the Holder nor any person entitled to receive shares issuable upon exercise shall be, nor have any of the rights of, a shareholder of the Company. No adjustment shall be made for dividends or other stockholder rights for which the record

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

date is prior to the date of exercise. As soon as practicable on or after such date, the Company shall issue in the name of, and deliver to the person or persons. entitled to receive, a certificate or certificates for the full number of shares of Common Stock issuable upon such exercise.

IV.      EXERCISE PRICE.
         ---------------

         The initial exercise price for each share of Common Stock issuable pursuant to the Warrant shall be Two and 50/100 Dollars ($2.50) per Share, adjusted as provided below (the "Exercise Price"). The Exercise Price may be paid, at the election of the Holder, in cash, cashier's check and/or by delivering shares of Common Stock having a Current Fair Market Value equal to the Exercise Price, including shares which would be deliverable upon exercise of the Warrants (a "cashless exercise"). The Holder may elect to effectuate a cashless exercise by delivering to the Company a written notice of its exercise, stating the number of Warrants to be exercised and that the Exercise Price shall be paid by canceling Warrants representing the right to purchase a number of Warrant Shares having a value equal to such Exercise Price. The value of such canceled Warrants shall be the Current Fair Market Value of the Company Common Stock on the date such notice is first sent or given less the Exercise Price therefor.

V.

 VI.      REGISTRATION RIGHTS.
          -------------------

         A. DEFINITIONS.

                  1. "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended (the "Securities Act").

                  2. "Registrable Securities" shall mean (x) shares of Common Stock issuable upon exercise of the Warrants and (y) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (x) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

                  3. The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  4. "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses of any regular or special audits incident to or required by any such registration, but shall not include selling expenses and fees and disbursements of counsel for the Holder.

                  5. "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                  6. "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission,

         B. "PIGGYBACK" REGISTRATION.

         If the Company shall determine to register any of its shares of Common Stock in a firm commitment public offering for its own account, other than a registration relating solely to a Rule 145 transaction on Form S-4, or a registration on any registration form that does not permit secondary sales, the Company will:

                  1. promptly give to Holder written notice thereof;

                  2. use its best efforts to include in such registration (and any related qualification under the blue sky laws or other compliance), except as set forth in below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by Holder within Twenty (20) days after the written notice from the Company described in clause 6B1 above is given. Such written request may specify all or a part of Holder's Registrable Securities; and

                  3. pay all Registration Expenses, other than the selling expenses of Holder's Registrable Securities.

VII.     FRACTIONAL SHARES; ISSUANCE OF SHARES; LEGENDS.
         ----------------------------------------------

         A. FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Company Common Stock on the exercise of a Warrant. If any fraction of a share of Stock would, except for the provisions of this Section 7, be issuable on the exercise of a Warrant (or specified portion thereof), the Company shall in lieu thereof pay an amount in cash equal to the then Current Fair Market Value, multiplied by such fraction. For purposes of this Agreement, the term "Current Fair Market Value" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in the NASDAQ Small Cap Market or the National Market nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 10 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the NASDAQ Small Cap Market or the National Market or on a national securities exchange, the average for the 10 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in the NASDAQ Small Cap Market or the National Market or on the principal stock exchange on which it is listed, as the case may be, or (iii) if the class of Stock is not publicly traded or quoted, the fair market value as determined by the Board of Directors of the Company based on (with appropriate adjustments) the most recent purchases of the Company's Stock and/or other relevant factors including the Company's income and assets or evaluation reports received by the Company.

         A. ISSUANCE OF SHARES. All shares of Stock issued upon exercise of a Warrant will be duly authorized validly issued, fully paid and nonassessable.

         B. LEGENDS. If the Stock to be issued upon exercise of this Warrant has not been registered under the Securities Act of 1933, as amended, then the stock certificates representing such shares of Common Stock shall bear a legend substantially in the following form:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND ARE RESTRICTED SECURITIES. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND STATE SECURITIES LAWS.

VIII.    TRANSFERABILITY.
         ----------------

         The Warrant or the Shares of Company Common Stock underlying the Warrant may be transferred and the Company shall be required to register any transfer on the books of the Company; provided, however, the Company may request an opinion of counsel satisfactory to it, which opinion shall be paid for by the Warrant Holder or prospective transferee, as they may agree, prior to such transfer that registration under the Securities Act and applicable state securities laws is not required in connection with the transaction resulting in such transfer. Each new Warrant or Company Common Stock certificate issued upon any transfer as above provided shall bear an appropriate investment legend, except that such Warrant or Company Common Stock certificate shall not bear such restrictive legend if the opinion of counsel referred to above is to further effect that such legend is not required in order to establish compliance with the provisions of the Securities Act or if such transfer is made in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. The Warrant may also be transferred by will or devise and by the laws of descent.

IX.      MISCELLANEOUS.
         -------------

         A. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and delivered personally, given by prepaid telegram, or mailed first class, postage prepaid, registered or certified mail, return receipt requested, to the following addresses:

                  If to the Company:     UNT International, Inc,
                                         2800 Lafayette, Suite D
                                         Newport Beach, CA 92663
                                         Attention: Brandon Powell,
                                         General Counsel

                  With a copy to:        Jeffers, Wilson, Shaff & Falk, LLP
                                         18881 Von Karman Avenue, Suite 1400
                                         Irvine, California  92612
                                         Attention:  Christopher A. Wilson, Esq.

                  If to the Holder:      Havkit Corporation
                                         64-31 Ellwell Crescent
                                         Rego Park, NY 11374
                                         Attn: David Kaplan

         Any party may change the address to which such communications are to be directed to it by giving written notice to the other party. Except as otherwise provided in this Warrant, all notices shall be deemed to be given when delivered in person, or if placed in the mail as aforesaid, then two (2) days thereafter.

         B. MODIFICATIONS. The parties may, by mutual consent, amend, modify, supplement and waive any right under this Warrant in any manner agreed by them in writing at any time,

         C. ENTIRE AGREEMENT. This Agreement, and any documents, instruments or agreements specifically referred to herein, set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof.

         D. HEADINGS. The section and paragraph headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation hereof.

         E. GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without any regard to the choice of law provisions thereof. Any dispute arising under this Agreement shall be resolved by binding arbitration under the rules of commercial arbitration of the American Arbitration Association in Orange County, California.

         F. SEVERABILITY. If any provision of this Agreement shall be hold to be invalid, illegal or unenforceable, it shall be doomed severable from the remaining provisions of this Agreement which shall remain in full force and effect.

         G. WAIVER. No waiver of any provision of this Agreement or any breach thereof shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) or any other breach hereunder nor shall such waiver constitute a continuing waiver. Either party may waive performance of any provision of this Agreement, the non-performance of which would otherwise constitute a breach of this Agreement, including but not limited to the non-performance of any condition precedent to such party's performance, without affecting the enforceability of this Agreement or the provisions contained herein.

         H. HEIRS; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties hereto. Holders may transfer and assign the Warrants only as provided in Section 8 and any assignment in violation of the foregoing shall be void.

         I. ATTORNEYS' FEES. If any legal action is instituted to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to actual attorneys' fees in addition to any other relief to which the party is entitled.

         IN WITNESS WHEREOF, the parties have executed this instrument as of the date first written above.

IJNT.net, Inc., a Delaware corporation



By: /S/ Jon Marple
    --------------
Jon Marple, CEO

"HOLDER"



By:

Title:

                               WARRANT CERTIFICATE

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY AND THE SECURITIES DELIVERED UPON EXERCISE THEREOF MAY NOT BE EXERCISED, OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY AND THE SECURITIES DELIVERED UPON THE EXERCISE THEREOF IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY AND THE SECURITIES DELIVERED UPON EXERCISE HEREOF MAY BE EXERCISED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN THE CASE OF (b), (c) or (d), UPON AN OPINION OF COUNSEL AND WRITTEN CERTIFICATION IF THE ISSUER, REGISTRAR OR TRANSFER AGENT FOR THE SECURITIES SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY AND THE SECURITIES DELIVERED UPON EXERCISE HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.


200,000 Shares of Common Stock                     Warrant Certificate No. WA-10


                               WARRANT CERTIFICATE
                       For the Purchase of Common Stock of
                       UNIVERSAL BROADBAND NETWORKS, INC.


         1. CERTIFICATE. THIS IS TO CERTIFY THAT David Kaplan, or his registered assigns ("Holder"), is entitled to exercise this Warrant Certificate to purchase from UNIVERSAL BROADBAND NETWORKS, INC., a Delaware corporation (the "Company"), TWO HUNDRED THOUSAND (200,000) shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

         2. EXERCISE PRICE. The exercise price per share of Common Stock shall be THREE DOLLARS ($3.00) (the "Exercise Price").

         3. EXERCISE. This Warrant Certificate may be exercised at any time or from time to time on or after the date hereof; provided, however, that this Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised in full before August 1, 2005 (the "Expiration Date").

         In order to exercise this Warrant Certificate, in whole or in part, the Holder hereof shall deliver to the Company at its principal office, or at such other office as shall be designated by the Company pursuant to the Agreement:

         (a) written notice of Holder's election to exercise this Warrant Certificate, which notice shall specify the number of shares [minimum of twenty five thousand (25,000)] of Common Stock to be purchased pursuant to such exercise;

         (b) payment of the full Exercise Price (multiplied by the number of shares of Common Stock subject to such exercise); and

         (c) this Warrant Certificate, properly endorsed.

         The Exercise Price may be paid, at the election of the Holder, in cash, cashier's check and/or by delivering shares of Common Stock having a Current Fair Market Value equal to the Exercise Price, including shares which would be deliverable upon exercise of the Warrant (a "cashless exercise"). The Holder may elect to effectuate a cashless exercise by delivering to the Company written notice of its exercise, stating the number of shares to be exercised and that the Exercise Price shall be paid by canceling Warrants representing the right to purchase the number of Warrant Shares having a value equal to such Exercise Price. The value of such canceled Warrants shall be the Current Fair Market Value of the Company Common Stock on the date such notice is first sent or given less the Exercise Price therefore.

         For purposes of this Warrant, the term "Current Fair Market Value" shall mean the average of the per share closing bid price of the Common Stock on the 10 consecutive trading days immediately preceding the date in question in the NASDAQ National Market or on the principal stock exchange on which it is listed, as the case may be.

         Upon receipt thereof, the Company shall promptly execute or cause to be executed and deliver to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall bear the name of such Holder, or such other name as may be designated in said notice of exercise. If the exercise is for less than all of the shares of Common Stock issuable as provided in the Warrant Certificate, the Company will issue a new Warrant Certificate of like tenor and date for the balance of such shares issuable to the Holder.

         4. TRANSFER. Neither this Warrant Certificate nor any rights hereunder are transferable without the consent of the Company.

         5. REGISTRATION RIGHTS. The Common Stock into which this Warrant Certificate is exercisable shall be registered on the form S-3 Registration that the Company will initiate within Thirty (30) days from the date hereof.

         6. SUCCESSORS AND ASSIGNS. This Warrant Certificate and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder hereof and, shall be enforceable by any such Holder.

         7. HEADINGS. Headings of the paragraphs in this Warrant Certificate are for convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant Certificate.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and issued.

         Dated:     August 11, 2000


                                           UNIVERSAL BROADBAND NETWORKS, INC.


                                           By: /S/ Jeffrey R. Matsen
                                               ---------------------
                                               Jeffrey R. Matsen,
                                               Executive Vice President

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                      REGISTRATION OF TRANSFER OF WARRANTS

Re: _______ Warrants to Purchase Common Stock (the "WARRANTS") of UNIVERSAL BROADBAND NETWORKS, INC. CORPORATION

         This Certificate relates to ________ Warrants held in _____ book-entry or _____ definitive form by _______________ (the "TRANSFEROR"). The Transferor:

         [ ] has requested the Company by written order to exchange or register the transfer of a Warrant or Warrant(s).

         In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of each such Warrant does not require registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), because:

         [ ] Each such Warrant is being acquired for the Transferor's own account without transfer.

         [ ] Each such Warrant is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and, in the case of clause
(ii), based on an opinion of counsel and written certification if the Company so requests).

         [ ] Each such Warrant is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

         [ ] Each such Warrant is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).

                                             [INSERT NAME OF TRANSFEROR]


                                             By:
                                             Name:
                                             Title:

Date: